UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2007

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR
      230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
     Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 7, 2007, the Board of Directors (the “Board”) of CSX Corporation (the “Company”) authorized an increase in the Company’s share repurchase program from $2 billion to $3 billion.

CSX will repurchase the shares from time to time for cash in open market transactions or in privately negotiated transactions in accordance with applicable federal securities laws. The timing and amount of repurchase transactions will be determined by the Company's management based on their evaluation of market conditions, share price and other factors. At its discretion, management may terminate or suspend the repurchase program at any time, subject to the limitations of the Company’s insider trading policy.

Also on May 7, 2007, the Board approved a $0.15 per share quarterly cash dividend payable on September 14, 2007 to shareholders of record as of August 31, 2007, which represents a 25% increase from the current quarterly cash dividend payable June 15, 2007.

A copy of the press release announcing the increase in the Company’s share repurchase program and quarterly cash dividend is attached as Exhibit 99.1.

On May 8, 2007, members of the Company’s management conducted a presentation at the Bear Stearns Global Transportation Conference.  The presentation provides additional information on various financial measures. A copy of the presentation used at the conference is attached as Exhibit 99.2.

The information contained in this Current Report on Form 8-K under Item 7.01, including Exhibits 99.1 and 99.2 hereto, has been “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section. The information in this Current Report under Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits required to be filed by Item 601 of Regulation S-K.

    The following exhibits are filed as a part of this report:

Exhibit No.	Description
99.1	Press Release dated May 8, 2007.
99.2	Presentation used at the Bear Stearns Global Transportation Conference on May 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSX CORPORATION

Date: May 8, 2007	By:	/s/ David A. Boor
David A. Boor Vice President-Tax and Treasurer